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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82569, 333-84419,
333-88813, 333-88819, 333-82134 and 333-91621 of General Growth Properties, Inc.
on Form S-3 and the Registration Statements on File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461 and 333-79737 of General Growth Properties, Inc.
on Form S-8 of our report dated February 6, 2002 (March 3, 2002 as to Note 15) appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 6, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

Deloitte & Touche LLP


Chicago, Illinois
March 14, 2002

                                      S-8